MUNIYIELD QUALITY FUND II, INC.

FILE # 811-6728

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
02/27/2003	Tobacco Settlement NJ 6.75% 6/1/39	1,654,605,000	3,800,000	Bear Sterns